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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): February 14, 2001



                         LITHIUM TECHNOLOGY CORPORATION
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        (Exact Name of Small Business Issuer as Specified in Its Charter)

     Delaware                        1-10446            13-3411148
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State or Other Jurisdiction          Commission         IRS Employer
of Incorporation or Organization     File Number        Identification No.

                  5115 Campus Drive, Plymouth Meeting, PA 19462
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                 Address of Principal Executive Offices Zip Code


       Registrant's telephone number, including area code: (610) 940-6090
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Former name or former address, if changed since last report:
                                                            -------------------
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Item 5.   Other Events.

         On February 14, 2001, Lithium Technology Corporation ("LTC") issued a press release updating the LTC stockholders on the status of the pending merger with Ilion Technology Corporation, formerly Pacific Lithium Limited (PLL). LTC reported that on October 2, 2000, PLL domesticated into the U.S. as a private Delaware corporation and changed its name to Ilion Technology Corporation (Ilion). LTC further reported that the anticipated initial public offering and NASDAQ listing of Ilion ("Ilion IPO") previously targeted for the fourth quarter of 2000 was postponed due to market conditions and other factors, and is expected to be undertaken as soon as practicable.

         LTC went on to report that, as stated in LTC's September 30, 2000 Form 10-QSB filing with the Securities and Exchange Commission (the "SEC"), a meeting of LTC shareholders to approve the merger will be held after the Ilion IPO, and LTC expects that the merger with Ilion will be closed within 90 days of the Ilion IPO.

         LTC further reported that under the original terms of the Merger Agreement, all outstanding shares of LTC stock would be exchanged for a minimum of 3.5 million and a maximum of approximately 4.1 million shares of Ilion stock depending upon the number of LTC warrants and options exercised prior to the merger. To facilitate moving forward with the Ilion IPO, and in turn to facilitate the closing of the merger, Ilion and LTC determined that it was necessary to restructure the merger transaction from a variable price arrangement to a fixed price arrangement. Accordingly, LTC and Ilion entered into Amendment No. 4 to the Merger Agreement on February 2, 2001.

         LTC further noted that the following provisions of Amendment No. 4 to the Merger Agreement will become effective only if and when Ilion files a Registration Statement with the SEC relating to the Ilion IPO (the "Registration Statement") and such provisions may be terminated by LTC or Ilion by giving written notice to the other, if the IPO Registration Statement has not been declared effective by the SEC on or before July 31, 2001, and upon any such termination the Merger Agreement shall be restored to the same terms and conditions as if such provisions of Amendment No. 4 had never become effective.

         Merger Agreement Provisions if Amendment No. 4 is in Effect

         Amendment No. 4 provides that in the merger LTC will merge with and into Ilion and all of the outstanding shares of LTC's common stock will be exchanged for an aggregate of the number of shares of Ilion common stock determined by dividing $25 million by the Ilion Common Price (as hereinafter defined), but in no event more than 5,000,000 shares or less than 2,500,000 shares of Ilion Common (the "Merger Securities"). The term "Ilion Common Price" means the average of the daily closing prices of Ilion Common as reported by the NASDAQ market during the period of the thirty consecutive trading days on which Ilion's share price is quoted on the NASDAQ market ending on the date of the second to last trading day prior to the Closing Date of the merger. The Merger Securities
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         will be issued to LTC stockholders on a pro-rata basis.

         Amendment No. 4 provides that in the event that any holder of LTC warrants or options exercises any warrants or options prior to the Merger, LTC will use all proceeds thereof (the "Exercise Funds") as follows: (a) first, to pay a portion of the advances made by Ilion to LTC pursuant to the Bridge Loan Financing Agreement in an aggregate amount up to three hundred fifty thousand dollars ($350,000); (b) second, to pay certain liabilities of LTC with respect to the accrued salary due and owing to Mr. Thomsen, LTC's former Chairman and Chief Executive Officer, in the aggregate amount of two hundred thousand dollars ($200,000); and (c) third, to pay LTC's employee, operating and administrative expenses, excluding capital costs ("LTC's Continuing Costs").

         Amendment No. 4 provides that from and after the Closing under the Merger Agreement, the Merger Securities will be held in an escrow established jointly by LTC and Ilion under the terms of which the holders of the Merger Securities pursuant to the Merger Agreement will not be permitted to sell or offer to sell or otherwise dispose of any shares of common stock of Ilion without the prior written consent of a designated IPO underwriter until the earlier of (1) the date of termination of the offer, sale and disposition lock-up period which is applied by the IPO underwriters to a majority of the Ilion shareholders or (2) the date which is 180 days after the closing of the IPO.

         Original Merger Agreement Provisions to be Restored if Amendment No. 4 is not in Effect

         If LTC or Ilion were to restore the provisions contained in Amendment No. 4 to their terms as if Amendment No. 4 had never become effective, the following provisions would apply in lieu of those set forth in Amendment No. 4:

         In the Merger, LTC will merge with and into Ilion and all of the outstanding shares of LTC's common stock will be exchanged for an aggregate of 3.5 million shares of Ilion, subject to possible increase of up to 625,028 additional shares of Ilion common stock under certain circumstances relating to the number of LTC options and warrants exercised prior to the Merger (the "Merger Securities"). The Merger Securities will be issued to LTC stockholders on a pro-rata basis.

         In the event that any holder of LTC warrants or options exercises any warrants or options prior to the merger, LTC will use all proceeds thereof (the "Exercise Funds") as follows: (1) the first three hundred fifty thousand dollars ($350,000) will be used by LTC to finance the operations of LTC in lieu of obtaining financing under the Bridge Loan Financing Agreements and (2) the second two hundred thousand dollars ($200,000) will be used by LTC to pay a portion of the accrued salary due and owing to Mr. Thomas Thomsen, LTC's former Chairman and Chief Executive Officer. Any Exercise Funds in excess of the foregoing five hundred fifty thousand dollars ($550,000) (the "Excess Exercise Funds") will be used by LTC to pay LTC's Continuing Costs directly by LTC. To the extent LTC pays its Continuing Costs through the Excess Exercise Funds rather than through Bridge Loan Financing funds the Merger Securities to be distributed to LTC
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         stockholders in the Merger shall be increased on the following basis:
         one share of Ilion Common Stock will be added to the 3,500,000 Merger Securities for every $2.25 of Excess Exercise Funds received by LTC (the "Additional Merger Securities").

         There are no lock-up provisions contained in the Merger Agreement prior to Amendment No. 4.

Item 7.  Exhibits.

2.7 Amendment No. 4 to Agreement and Plan of Merger dated February 2, 2001 between LTC and Ilion Technology Corporation.

99.5     Press Release, dated February 14, 2001.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       LITHIUM TECHNOLOGY CORPORATION



                                       By:  /s/ David J. Cade
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                                            David J. Cade
                                            Chairman and Chief Executive Officer

Date: February 14, 2001